As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Processa Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-1539785 (I.R.S. Employer Identification No.)

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

David Young, Pharm.D, Ph.D.

Chairman and Chief Executive Officer

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Michael B. Kirwan

John J. Wolfel, Jr.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]	Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Common Stock, $0.0001 par value
Preferred Stock, $0.0001 par value
Warrants
Units
Total			$75,000,000	$8,182.50

(1)	Includes an indeterminate number of securities of each identified class to be offered at indeterminant prices is being registered pursuant to this registration statement up to a proposed maximum aggregate offering price of $75,000,000. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to General Instruction II.D of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised but does not specify by each class information as to the amount to be registered, proposed maximum offering price per share, and proposed maximum aggregate offering price.

(3)	If applicable, includes consideration to be received by the registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities or that are issued in units.

(4)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 as amended (the “Securities Act”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 30, 2021

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time up to $75,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest. This prospectus may be used to offer and sell any of the securities for the account of persons other than us as provided in an applicable prospectus supplement.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is traded on the Nasdaq Capital Market under the symbol “PCSA.” On June 25, 2021, the closing price of our common stock on the Nasdaq Capital Market was $8.62 per share.

Investment in our securities involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” on page 5 of this prospectus. Please read carefully and consider these risk factors, as well as those included in reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. This prospectus sets forth certain terms of the securities that we may offer.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will, to the extent required by law, provide a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the securities we are then offering and the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read this prospectus, any prospectus supplement and any other offering material together with the documents incorporated herein by reference and the additional information described herein under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

This prospectus may not be used by us to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “our Company,” “we,” “us,” and “our” refer to Processa Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiary.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to obtain funding for our future operations;

●	the impact of the COVID-19 pandemic on our business, operations or ability to obtain funding;

●	our ability to obtain and maintain regulatory approval of our product candidates;

●	our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately;

●	the potential market size, opportunity and growth potential for our product candidates, if approved;

●	our ability to build our own sales and marketing capabilities, or seek collaborative partners, to commercialize our product candidates, if approved;

●	the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;

●	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

●	our ability to advance product candidates into, and successfully complete, clinical trials;

●	our ability to recruit and enroll suitable patients in our clinical trials;

●	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory filings and approvals and other product development objectives;

●	the pricing and reimbursement of our product candidates, if approved;

●	the rate and degree of market acceptance of our product candidates by physicians, patients, third-party payors and others in the medical community, if approved;

●	the implementation of our business model, strategic plans for our business, product candidates and technology;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

●	developments relating to our competitors and our industry;

●	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing; and

●	our financial performance.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus.

See an additional discussion under “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

Overview

We are a clinical-stage biopharmaceutical company focused on the development of drug products that are intended to provide treatment for patients who have a high unmet medical need condition that effects survival or the patient’s quality of life and have few or no treatment options.

Our mission is to develop drug products that improve the survival and/or quality of life for patients with high unmet medical need conditions. We are a development company, not a discovery company, that seeks to identify and develop drugs for patients who need better treatment options than presently exist for their medical condition. In order to increase the probability of development success, our pipeline only includes drugs which have previously demonstrated some efficacy in the targeted population or a drug with very similar pharmacological properties has been shown to be effective in the population.

Our screening criteria for identifying and selecting new candidates include:

●	addressing an unmet or underserved clinical need,
●	having demonstrated evidence of efficacy in humans and
●	leveraging our regulatory science approach to improve the probability for approval.

We currently have four drugs in various stages of clinical development and one drug in nonclinical development. Our most advanced product candidate, PCS499, is an oral tablet that is a deuterated analog of one of the major metabolites of pentoxifylline (PTX or Trental®). We have completed a Phase 2A trial for PCS499 in patients with ulcerative and non-ulcerative necrobiosis lipoidica (NL) and in May 2021 enrolled our first patient in our Phase 2B trial for the treatment of ulcerative NL. PCS6422, our second drug, is an orally administered irreversible enzyme inhibitor administered in combination with capecitabine. We anticipate enrolling the first patient in July 2021 in our Phase 1B dose-escalation study in patients with Advanced Refractory Gastrointestinal (GI) Tract Tumors.

PCS12852 is a very specific and very potent 5HT4 agonist which has already been evaluated in clinical studies in South Korea for gastric emptying and GI motility. We are planning on submitting an IND application in the third quarter of 2021 for the treatment of gastroparesis based on our pre-IND communications with the FDA and plan to begin enrolling patients in the first quarter of 2022. Our fourth clinical asset, PCS3117, was recently acquired and is a cytosine analog, similar to gemcitabine (Gemzar®) but different enough that some patients are more likely to respond to PCS3117 than gemcitabine. Potential biomarkers to predict which patients are more likely to respond to PCS3117 will be developed and evaluated over the next 9-12 months in order to provide a more targeted, precision medicine approach to treating pancreatic cancer and/or non-small cell lung cancer. Further validation of this approach will be assessed in a Phase 2B study expected to start in the second half of 2022 followed by a Phase 3 registration trial. Our only non-clinical asset is PCS11T, an analog of SN38 (SN38 being the active metabolite of irinotecan). PCS11T is presently in the IND pre-clinical toxicology stage. We hope to submit an IND in late 2022 or first half or 2023.

Our clinical pipeline (shown below) summarizes each drug, organized by the stage of development. We have enrolled our first patient in our PCS499 Phase 2B study and expect to enroll our first patient in our PCS6422 Phase 1B PCS6422 study in July 2021.

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Program	Indications	Pre-Clinical	Phase I	Phase II	Phase III	Key Upcoming Milestones
PCS499 Phase 2B	Ulcerative Necrobiosis Lipoidica					Interim analysis in the first half 2021; release final clinical data in the second half of 2022; conduct Phase 3 study in the first half of 2023
PCS3117 Phase 2B	Pancreatric, Non-Small Cell Lung Cancer					Complete biomarker assay in the third quarter of 2022; enroll first patient in a Phase 2B study in the second half of 2022; conduct Phase 3 study in the second half of 2023
PCS12852 Phase 2A	Gastroparesis, GI Motility Disorders					Obtain FDA clearance for Phase 2A study in the fourth quarter of 2021; enroll first patient in the first quarter of 2022; interim analysis in third quarter of 2022; release final clinical data in 2023
PCS6422 Phase 2B	Colorectal (colon, metastatic), Metastatic Breast Cancer					Enroll first patient in a Phase 1B study in the first half of 2021; interim cohort analyses to start second half of 2021; conduct dose escalation study in the third quarter of 2022; conduct Phase 2B-3 study in the second half of 2023
PCS11T IND Enabling	Small Cell Lung, Pancreatic Cancer					Submit Phase 1B IND between late 2022 or early 2023

Our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed Quarterly Reports on Form 10-Q provide additional information about our business, operations and financial condition.

Corporate Information

We are a Delaware corporation and our principal executive offices are located at 7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076. Our telephone number is (443) 776-3133. Our website is www.processapharmaceuticals.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q, incorporated into this prospectus by reference, as updated by any future filings we make under the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before investing in any shares of common stock offered by this prospectus. For more information, see “Where You Can Find More Information.” These risks are not the only ones faced by us. Additional risks not known, or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our drug candidates, business and prospects. Any of these risks might cause you to lose all or part of your investment.

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USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include conducting clinical trials, research and development activities, working capital, capital expenditures, investments and acquisitions or licensing transactions.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term liabilities.

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DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

We, directly or through one or more underwriters, dealers and agents designated from time to time, or directly to purchasers, or through a combination of these methods, may offer, issue and sell, together or separately, in one or more offerings, the following securities:

●	shares of our common stock;

●	shares of our preferred stock, in one or more series;

●	warrants to purchase shares of our common stock or preferred stock;

●	units consisting of any combination of the securities listed above, each on terms to be determined at the time of sale.

The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The common stock, preferred stock, warrants, and units are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

We have the authority to issue an aggregate of 30,000,000 shares of $0.0001 par value common stock and 1,000,000 shares of $0.0001 par value preferred stock. As of June 25, 2021, there were 15,566,305 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Dividend Rights. Subject to the rights of holders of preferred stock of any series that may be issued and outstanding from time to time, holders of our common stock are entitled to receive such dividends and other distributions as may be declared by our Board of Directors from time to time.

Voting Rights. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders generally. In the event we issue one or more series of preferred or other securities in the future such preferred stock or other securities may be given rights to vote, either together with the common stock or as a separate class on one or more types of matters. The holders of our common stock do not have cumulative voting rights.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled, subject to any preferential or other rights of any then outstanding preferred stock, to receive all assets of the Company available for distribution to stockholders.

Preemptive Rights. As of the date hereof, the holders of our common stock have no preemptive rights in their capacities as such holders.

Board of Directors. Holders of common stock do not have cumulative voting rights with respect to the election of directors. At any meeting to elect directors by holders of our common stock, the presence, in person or by proxy, of the holders of a majority of the voting power of shares of our capital stock then outstanding will constitute a quorum for such election. Directors may be elected by a plurality of the votes of the shares present and entitled to vote on the election of directors, except for directors whom the holders of any then outstanding preferred stock have the right to elect, if any.

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Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series. The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock. As of the date of this prospectus, there were no shares of preferred stock outstanding.

Restricted Stock

During the year ended December 31, 2020, we granted 336,860 restricted stock awards to our employees and directors. On August 5, 2020, we issued 324,360 restricted stock awards under the 2019 Omnibus Incentive Plan to our employees and directors, of which 214,078 shares of common stock vested on October 6, 2020 when we successfully completed our underwritten public offering and up-listed to the Nasdaq Capital Market. The remaining 110,282 shares of common stock vest on the first and second year anniversaries of the grant date. Certain employees forfeited 23,804 shares to pay for federal, state and local income taxes, leaving 319,306 restricted stock awards outstanding. In the fourth quarter of 2020, we issued 12,500 restricted stock awards to our Chief Operating Officer upon hire which vest one year from their hiring date. We valued the restricted stock awards based on the closing shares price on the date of grant.

At March 31, 2021, we had 122,782 shares of unvested restricted stock that was granted in 2020 outstanding. During the three months ended March 31, 2021, we issued 12,500 restricted stock units (RSUs) and 100,000 warrants to a consultant for services to be provided in 2021. We valued the RSUs based on the closing share price on the date of grant. The fair value of the warrants granted was estimated using the Black-Scholes option pricing model at the date of grant. During the three months ended March 31, 2021, we also agreed to grant 64,556 RSUs to our employees and a consultant in accordance with our employment/consulting agreements.

Stock Options

In 2019, we granted stock options for the purchase of 129,919 shares of our common stock to employees and directors. The stock options awarded contained either service or performance vesting conditions, have a contractual term of five years and an exercise price of $16.80. At March 31, 2021, we had outstanding options to purchase 152,806 shares of our common stock of which options for the purchase of 115,750 shares of our common stock were vested. All the options outstanding have exercise prices higher than the closing market price at March 31, 2021.

During the three months ended March 31, 2021, we granted 30,000 stock options to a consultant in accordance with a consulting agreement.

Warrants

We may issue warrants, in one or more series, for the purchase of our common stock or preferred stock. Warrants may be issued independently or together with our common stock or preferred stock and may be attached to or separate from any offered securities.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants will describe the terms of those warrants, including:

●	the title and the aggregate number of warrants,

●	the security for which each warrant is exercisable,

●	the date or dates on which the right to exercise such warrants commence and expire,

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●	the price or prices at which such warrants are exercisable,

●	the periods during which and places at which such warrants are exercisable,

●	the terms of any mandatory or optional call provisions,

●	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

●	the identity of the warrant agent, and

●	the exchanges, if any, on which such warrants may be listed.

You should read the particular terms of the documents pursuant to which the warrants will be issued, which will be described in more detail in the applicable prospectus supplement.

As of the date of this prospectus, we have outstanding warrants to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 530,268 shares of common stock, including:

●	276,543 shares of common stock issuable upon the exercise of outstanding warrants allowing the holders to purchase shares of common stock. The exercise price for 275,828 shares is $19.07 per share and for 715 shares is $17.16. These warrants expire between June 29, 2021 and July 29, 2021. Warrants for 18,819 shares of common stock contain cashless exercise provisions.

●	18,107 shares of common stock issuable upon the exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $17.16 per share expiring on July 2, 2022.

●	56,350 shares of common stock issuable upon the exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $19.04 per share through December 19, 2023.

●	100,000 shares of common stock issuable upon the exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $7.18 per share through January 11, 2023.

●	79,268 shares of common stock upon exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $9.30 per share through February 16, 2023.

Units

We may issue units consisting of one or more warrants, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporate Law (“DGCL”) as it may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL as it now reads, such limitation of liability is not permitted:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

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●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or
●	for any transaction from which the director derived an improper personal benefit.

These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that require us to indemnify and advance expenses, to the fullest extent allowable under the DGCL as it now exists or may hereafter be amended, to our directors or officers for actions taken as a director or officer of us, or for serving at our request as a director or officer at another corporation or enterprise, as the case may be.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at our request as a director or officer of another corporation or enterprise, as the case may be, to the fullest extent authorized by the DGCL as it now exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such director or officer in connection with such service. The right to indemnification in our amended and restated bylaws includes the right to be paid by the Company the expenses incurred in defending any proceeding for which indemnification may be sought in advance of the final disposition of such proceeding, subject to certain limitations. We carry directors’ and officers’ insurance protecting us, any director, officer, employee or agent of ours or who was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, as the case may be, against any expense, liability or loss, whether or not we would have the power to indemnify the person under the DGCL.

The limitation of liability and indemnification and advancement provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Certain Anti-Takeover Effects

Provisions of Delaware Law. We are a Delaware corporation and Section 203 of the DGCL applies to us. It is an anti-takeover statute that is designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our Board of Directors for the fair and equitable treatment of all stockholders.

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Under Section 203 of the DGCL, a Delaware corporation is not permitted to engage in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder. As defined for this purpose, the term “business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined to mean a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This prohibition does not apply if:

●	prior to the time that the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction resulting in the stockholder becoming an interested stockholder;
●	upon completion of the transaction resulting in the stockholder becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and by certain employee stock plans; or
●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

A Delaware corporation may elect not to be governed by these restrictions. We have not opted out of Section 203.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder nominations of persons for election to our Board of Directors and for any proposals to be presented by stockholders at an annual meeting. Stockholders at an annual meeting will only be able to consider nominations and other proposals specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to nominate a person for election as a director or to bring a proposal for action at the meeting.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “PCSA.”

Transfer Agent and Registrar

Our transfer agent is Equiniti Trust Company, 3200 Cherry Creek Dr. South Suite 430 Denver, CO 80209; telephone (303) 282-4800.

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Plan of distribution

We may sell the securities on a delayed or continuous basis through one or more agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, in negotiated transactions (including block trades), in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act or in any other manner, as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

If we use an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the applicable prospectus supplement. We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.

Unless we specify otherwise in the related prospectus supplement, each series of securities offered will be a new issue with no established trading market. We may elect to list any series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate an offering of a series of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, have been audited by BD & Company, Inc., an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.processapharmaceuticals.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;
●	we are disclosing important information to you by referring you to those documents; and
●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021 and amended on April 7, 2021;

●	Our Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders, filed with the SEC on April 22, 2021;

●	Our Quarterly report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on February 18, 2021 (excluding Item 7.01 and the exhibit related thereto), May 26, 2021, June 10, 2021 and June 17, 2021; and

●	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed September 17, 2020, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

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Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133
Attention: Wendy Guy

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$8,183
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$	*

* - These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Processa Pharmaceuticals, Inc. is incorporated under the laws of the State of Delaware.

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the “DGCL,” permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The amended and restated certificate of incorporation of Processa contains such a provision.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

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Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL permits a Delaware corporation to advance litigation expenses, including attorneys’ fees, incurred by present and former directors and officers prior to the final disposition of the relevant proceedings. The advancement of expenses to a present director or officer is conditioned upon receipt of an undertaking by or on behalf of such director or officer to repay the advancement if it is ultimately determined that such director or officer is not entitled to be indemnified by the corporation. Advancement to former officers and directors may be conditioned upon such terms and conditions, if any, as the corporation may deem appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

The amended and restated certificate of incorporation and the amended and restated bylaws of Processa authorize the corporation to indemnify its directors and officers to the fullest extent permitted by law.

The foregoing summaries are necessarily subject to the complete text of the DGCL and Processa’s amended and restated certificate of incorporation and amended and restated bylaws.

Item 16.	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings

a)	The undersigned Registrant hereby undertakes:
1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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a)	The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hanover, Maryland, on June 30, 2021.

Processa Pharmaceuticals, Inc.

By:	/s/ David Young, Pharm.D, Ph.D.
David Young, Pharm.D, Ph.D.
Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints David Young and James Stanker and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on June 30, 2021 in the capacities indicated.

Signature	Title

/s/ David Young, Pharm.D, Ph.D	Chief Executive Officer and Chairman of the Board of Directors
David Young, Pharm.D, Ph.D.	(Principal Executive Officer)

/s/ James Stanker	Chief Financial Officer
James Stanker	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Khalid Islam
Dr. Khalid Islam	Director

/s/ Geraldine Pannu
Geraldine Pannu	Director

/s/ Virgil Thompson
Virgil Thompson	Director

/s/ Justin Yorke
Justin Yorke	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement.

3.1	Fourth Amended and Restated Certificate of Incorporation of Heatwurx, Inc. (incorporated herein by reference to Exhibit 3.1 to the Form S-1/A filed with the SEC on September 16, 2020).

3.1.1	Amendment to Fourth Amended and Restated Certificate of Incorporation of Heatwurx, Inc. (incorporated herein by reference to Exhibit 3.1.1 to the Form S-1/A filed with the SEC on September 16, 2020)

3.1.2	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation dated August 8, 2019 (incorporated herein by reference to Exhibit 3 to Form 10-Q filed on August 14, 2019)

3.1.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation dated December 23, 2019 (incorporated herein by reference to Exhibit 3.1.3 to the Form S-1/A filed with the SEC on September 16, 2020)

3.1.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. dated June 25, 2020 (incorporated herein by reference to Exhibit 3.1.4 to the Form S-1/A filed with the SEC on September 16, 2020)

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Form S-1/A filed with the SEC on September 16, 2020)

4.1	Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934, as amended (incorporated herein by reference to Exhibit 4.6 to the Form 10-K filed with the SEC on March 25, 2021)

4.2	Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form S-1/A filed with the SEC on September 16, 2020)

4.3	Warrant issued to PoC Capital, LLC (incorporated herein by reference to Exhibit 4.2 to the Form S-1/A filed with the SEC on September 16, 2020)

4.4	Warrants issued to Boustead Securities (incorporated herein by reference to Exhibit 4.3 to the Form S-1/A filed with the SEC on September 16, 2020)

4.5	Form of Warrant (incorporated herein by reference to Exhibit 4.6 to the Form S-1/A filed with the SEC on September 16, 2020)

4.6	Form of Placement Agent Warrant dated February 16, 2021 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed with the SEC on February 18, 2021)

5.1*	Legal Opinion of Foley & Lardner LLP

23.1*	Consent of BD & Company, Inc.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page hereto)

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document incorporated by reference or deemed to be incorporated by reference in this registration statement, including a current report on Form 8-K, in connection with the offering of any securities, as appropriate.